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                                 EXHIBIT 10.24

                          [BEC GROUP, INC. LETTERHEAD]


December 5, 1996

Martin E. Franklin
BEC Group, Inc.
555 Theodore Fremd Avenue
Suite B-302
Rye, New York 10580

Dear Martin:

After several discussions, I believe you and I came to the following agreement regarding my departure from the company. I have listed these below:

         1) Continue in current role through 3/29/97. Bonus for 1996 as per current arrangement. No bonus program in 1997.

         2)      Accrued PTO paid 3/29/97

         3) Resign effective 3/29/97 with $350,000 severance payment and full vesting of 200,000 options issued at $5.05 on 5/3/96. All options to be exercised no later than 9/30/98.

         4) If the 200,000 options in #3 above are at a market price of $5.55 or less on 9/30/98, BEC Group will pay to me $100,000 cash, if I have not previously exercised these options.

         5) Available by phone to assist with any transition item or questions until 3/29/98.

         6) Sign confidentiality agreement, but no non-compete or general release

         7) We will agree on a low-key information release toward year-end. You and I will agree on wording.

         8)      You will provide an excellent reference for me.


If you are in agreement, please send me a letter to this effect.


Sincerely,

/s/ BILL

William T. Sullivan
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                                BEC GROUP, INC.

                           555 THEODORE FREMD AVENUE
                                  SUITE B-302
                              RYE, NEW YORK 10580
                              TEL: (914) 967-9400
                             FAX: (914) 967-9405/7
                              E-MAIL: BECGroup.com

MARTIN E. FRANKLIN
CHAIRMAN OF THE BOARD

January 2, 1997

Mr. Bill Sullivan
BEC Group, Inc.
1601 Valley View Lane
Dallas, TX 75234

Dear Bill:

Thank you for your letter dated December 5, 1996. The Compensation Committee has approved the terms of your departure from the company in line with the points outlined in your letter, with the following changes:

Point 4 becomes: " If the 200,000 options in #3 above are not at or above a market price of $6.00 per share for at least 20 days prior to 9/30/98, BEC Group will pay me $100,000 in cash on 10/l/98. If the shares trade at or above $6.00 for at least 20 days prior to 9/30/98 no additional payment will be due."

Point 7 becomes: "BEC Group will issue a mutually acceptable press release on 3/29/97 announcing my departure from the company."

New Point 9: "I will be proposed as a continuing board nominee at the 1997 annual meeting, but will receive no compensation for providing director services unless proposed for re-election again at the shareholders meeting in 1998."

Bill, I look forward to working with you during the first quarter of 1997 and as a director thereafter.


Yours sincerely,


/s/ MARTIN E. FRANKLIN

Martin E. Franklin